U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 2, 2019

Cannapharmarx, Inc.

(Exact name of small business issuer as specified in its charter)

Delaware	000-27055	24-4635140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

3600

888-3rd Street SW

Calgary, Alberta, Canada T2P5C5

(Address of principal executive offices)

(949) 652-6838

(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On or about June 11, 2019 we reported that we, along with a wholly owned subsidiary of our Company, entered into a Securities Purchase Agreement with Sunniva, Inc, a British Columbia, Canada corporation (“Sunniva”) wherein we have agreed to acquire all of the issued and outstanding securities of Sunniva’s wholly-owned subsidiaries Sunniva Medical Inc. and 1167025 B.C. LTD.

On October 2, 2019, we entered into an amendment to the agreement with Sunniva, (the “Amendment”). The material the terms of the Amendment are included in that certain Press Release attached hereto and incorporated herein as if set forth as Exhibit 99.6. The Amendment is attached hereto and incorporated herein as if set forth in Exhibit 10.5.

Item 7.01	Regulation FD Disclosure

Attached is a copy of a press release being issued by Sunniva Inc relating to an extension of the time to close our acquisition of Sunniva Medical, Inc., a copy of which is attached as Exhibit 99.6 and is hereby incorporated.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Number	Exhibit
10.5	Amendment to Securities Purchase Agreement with Sunniva Inc.
99.6	Press Release of Sunniva Inc Announcing amended terms of sale of Sunniva Medical, Inc. to us.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2019	CANNAPHARMARX, INC.

	By:	/s/Dominic Colvin
Dominic Colvin Chief Executive Officer